EX-99.906CERT

CERTIFICATION

Stephen M. Rogé, President, and Susan J. Chesley, Treasurer of the Rogé Partners Funds (the “Registrant”), each certify to the best of his or her knowledge that:

1.           The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2005 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.           The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President                                                                             Treasurer

Rogé Partners Funds                                                          Rogé Partners Funds

/s/          Stephen M. Rogé                                                              /s/          Susan J. Chesley

Stephen M. Rogé                                                                            Susan J. Chesley

Date:                  9/6/05                                                                    Date:                  9/6/05

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Rogé Partners Funds and will be retained by the Rogé Partners Funds and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.